Exhibit 10.9

KRAFT FOODS INC.

2005 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

FOR KRAFT COMMON STOCK

KRAFT FOODS INC., a Virginia corporation, (the “Company”), hereby grants to the employee (the “Employee”) named in the Award Statement (the “Award Statement”) attached hereto, as of the date set forth in the Award Statement (the “Award Date”) pursuant to the provisions of the Kraft Foods Inc. 2005 Performance Incentive Plan (the “Plan”), a Restricted Stock Award (the “Award”) with respect to the number of shares (the “Restricted Shares”) of the Common Stock of the Company (“Common Stock”) upon and subject to the restrictions, terms and conditions set forth below, in the Award Statement and in the Plan. Capitalized terms not defined in this Restricted Stock Agreement (the “Agreement”) shall have the meanings specified in the Plan.

1. Restrictions. Subject to paragraph 2 below, the restrictions on the Restricted Shares shall lapse and the Restricted Shares shall vest on the date set forth in the Restricted Stock Award section of the Award Statement (the “Vesting Date”), provided that the Employee remains an employee of the Kraft Group (as defined below in paragraph 13) during the entire period (the “Restriction Period”) commencing on the Award Date set forth in the Award Statement and ending on the Vesting Date.

2. Termination of Employment During Restriction Period. In the event of the termination of the Employee’s employment with the Kraft Group prior to the Vesting Date other than by death, Disability, or Normal Retirement (as defined below in paragraph 13) or unless it is otherwise determined by (or pursuant to authority granted by) the Committee administering the Plan (the “Committee”), the Restricted Shares shall not vest and the Employee shall forfeit all rights to the Restricted Shares. Any Restricted Shares that are forfeited shall be transferred directly to the Company. If death, Disability, or Normal Retirement of the Employee occurs prior to the Vesting Date, the restrictions on the Restricted Shares shall immediately lapse and the Restricted Shares shall become fully vested on such date of death, Disability, or Normal Retirement.

3. Voting and Dividend Rights. During the Restriction Period, the Employee shall have the right to vote the Restricted Shares and to receive any dividends and other distributions with respect to the Restricted Shares, as paid, less applicable withholding taxes (it being understood that such dividends will generally be taxable as ordinary compensation income during such Restriction Period) unless and until such Restricted Shares are forfeited pursuant to paragraph 2 hereof.

4. Custody and Delivery of Certificates Representing Shares. The shares of Common Stock subject to the Award may be held by a custodian in book entry form with the restrictions on such shares duly noted or, alternatively, the Company may hold the certificate or certificates representing such shares, in either case until the Award shall have vested, in whole or in part, pursuant to paragraphs 1 and 2 hereof. As soon as practicable after the Restricted Shares shall have vested pursuant to paragraphs 1 and 2 hereof, subject to paragraph 7 hereof, the restrictions shall be removed from those of such shares that are held in book entry form, and the Company shall deliver to the Employee any certificate or certificates representing those of such shares that are held by the Company and destroy or return to the Employee the stock power or powers relating to such shares. If such stock power or powers also relate to unvested shares, the Company may require, as a condition precedent to the delivery of any certificate pursuant to this paragraph 4, the execution and delivery to the Company of one or more irrevocable stock powers relating to such unvested shares.

5. Transfer Restrictions. This Award and the Restricted Shares (until they become unrestricted pursuant to the terms hereof) are non-transferable and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the Restricted Shares shall be forfeited.

6. Withholding Taxes. The Company is authorized to satisfy the withholding taxes arising from the granting, vesting or payment of this Award, as the case may be, by deducting the number of Restricted Shares having an aggregate value equal to the amount of withholding taxes due from the total number of Restricted Shares awarded, vested, paid or otherwise becoming subject to current taxation. Further, the Company is authorized to satisfy the withholding taxes arising from the granting or vesting of this Award, as the case may be, by, as agent for the Employee, withholding the number of Restricted Shares having an aggregate value in the amount of withholding taxes due, and instructing the Restricted Stock Award administrator to sell such Restricted Shares on the open market as soon as practicable, and remitting the proceeds to the appropriate governmental authorities, except to the extent that such a sale would violate any Federal Securities law or other applicable law. The Company is also authorized to satisfy the withholding taxes arising from the granting or vesting of this Award, or hypothetical withholding tax amounts if the Employee is covered under a Company tax equalization policy, as the case may be, by the remittance of the required amounts from any proceeds realized upon the open-market sale of vested Common Stock by the Employee. Furthermore, the Company is authorized to satisfy the withholding taxes arising from the granting or vesting of this Award, as the case may be, through any other method established by the Company. Restricted Shares deducted from this Award in satisfaction of withholding tax requirements shall be valued at the Fair Market Value of the Common Stock received in payment of vested Restricted Shares on the date as of which the amount giving rise to the withholding requirement first became includible in the gross income of the Employee under applicable tax laws. If the Employee is covered by a Company tax equalization policy, the Employee also agrees to pay to the Company any additional tax obligation calculated and paid in accordance with such tax equalization policy. If the Employee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or the Employee’s employer (or former employer, as applicable) may be required to withhold or account for (including report) taxes in more than one jurisdiction. To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

7. Death of Employee. If any of the Restricted Shares shall vest upon the death of the Employee, they shall be registered in the name of the estate of the Employee.

8. Original Issue or Transfer Taxes. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in paragraph 6.

9. Successors. Whenever the word “Employee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred pursuant to this Agreement, it shall be deemed to include such person or persons. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan

10. Award Confers No Rights to Continued Employment - Nature of the Grant. Nothing contained in the Plan or this Agreement shall give the Employee the right to be retained in the employment of any member of the Kraft Group or affect the right of any such employer to terminate the Employee. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of the Employee. Further, the Employee acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of any Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past;

(c) all decisions with respect to future Restricted Stock grants, if any, will be at the sole discretion of the Board of Directors of the Company or the Committee;

(d) the Employee is voluntarily participating in the Plan;

(e) the Restricted Stock is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to any member of the Kraft Group, and which is outside the scope of the Employee’s employment contract, if any;

(f) the Restricted Stock is not intended to replace any pension rights or compensation;

(g) the Restricted Stock is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be any member of the Kraft Group;

(h) in the event that the Employee is not an employee of any member of the Kraft Group, the Restricted Stock grant and the Employee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Kraft Group; and furthermore, the Award grant will not be interpreted to form an employment contract with any member of the Kraft Group;

(i) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(j) if the Employee’s Restricted Shares vest and the Employee obtains shares of Common Stock, the value of those shares of Common Stock acquired upon vesting may increase or decrease in value;

(k) in consideration of the grant of the Restricted Stock, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock resulting from the termination of Employee’s employment by the Company or the Employee’s employer and the Employee irrevocably releases the Kraft Group from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Employee shall be deemed irrevocably to have waived the Employee’s entitlement to pursue such claim;

(l) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employees’ acquisition or sale of the underlying shares of Common Stock;

(m) the Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan; and

(n) the Restricted Stock and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

11. Interpretation. The terms and provisions of the Plan (a copy of which will be furnished to the Employee upon written request to the Office of the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093) are incorporated herein by reference. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions which may arise in connection with the Award or this Agreement. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive

12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, U.S.A., without regard to choice of laws principles thereof.

13. Miscellaneous Definitions. For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Normal Retirement” means retirement from active employment under a pension plan of the Kraft Group or under an employment contract with any member of the Kraft Group, on or after the date specified as the normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service). In any case in which (i) the meaning of “Normal Retirement” is uncertain under the definition contained in the prior sentence or (ii) a termination of employment at or after age 65 would not otherwise constitute “Normal Retirement,” an Employee’s termination of employment shall be treated as a “Normal Retirement” under such circumstances as the Committee, in its sole discretion, deems equivalent to retirement. “Kraft Group” means Kraft Foods Inc. and each of its subsidiaries and affiliates. For purposes of this Agreement, (x) a “subsidiary” includes only any company in which the applicable entity, directly or indirectly, has a beneficial ownership interest of greater than 50 percent and (y) an “affiliate” includes only any company that (A) has a beneficial ownership interest, directly or indirectly, in the applicable entity of greater than 50 percent or (B) is under common control with the applicable entity through a parent company that, directly or indirectly, has a beneficial ownership interest of greater than 50 percent in both the applicable entity and the affiliate.

14. Adjustments. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Award, the Board of Directors of the Company shall make adjustments to the number and kind of shares of stock subject to this Award, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of restricted or unrestricted shares, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment by the Kraft Group, in each case subject to any Board or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company

16. Agreement Severable. The provisions of this Agreement are severable and if any one or more provisions are deemed to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nonetheless be binding and enforceable.

17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan and on the Restricted Stock to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, this Restricted Stock Agreement has been duly executed as of                     .

KRAFT FOODS INC.

By:
Carol J. Ward, Vice President and Corporate Secretary

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